Exhibit 99.1
ICU Medical Announces Fourth Quarter 2023 Results
and Provides Fiscal Year 2024 Guidance

SAN CLEMENTE, Calif., February 27, 2024 (GLOBE NEWSWIRE) -- ICU Medical, Inc. (Nasdaq:ICUI), a leader in the development, manufacture and sale of innovative medical products, today announced financial results for the quarter ended December 31, 2023.

Fourth Quarter 2023 Results

Fourth quarter 2023 revenue was $587.9 million, compared to $578.0 million in the same period in the prior year. GAAP gross profit for the fourth quarter of 2023 was $171.6 million, as compared to $174.9 million in the same period in the prior year. GAAP gross margin for the fourth quarter of 2023 was 29%, as compared to 30% in the same period in the prior year. GAAP net loss for the fourth quarter of 2023 was $(17.1) million, or $(0.71) per diluted share, as compared to GAAP net loss of $(15.5) million, or $(0.65) per diluted share, for the fourth quarter of 2022. Adjusted diluted earnings per share for the fourth quarter of 2023 was $1.57 as compared to $1.60 for the fourth quarter of 2022. Also, adjusted EBITDA was $86.3 million for the fourth quarter of 2023 as compared to $96.4 million for the fourth quarter of 2022.

Adjusted EBITDA and adjusted diluted earnings per share are measures calculated and presented on the basis of methodologies other than in accordance with GAAP. Please refer to the Use of Non-GAAP Financial Information following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Vivek Jain, ICU Medical’s Chief Executive Officer, said, “Fourth quarter results were generally in line with our expectations."

Revenues by product line for the three and twelve months ended December 31, 2023 and 2022 were as follows (in millions):

	Three months ended December 31,			Twelve months ended December 31,
Product Line	2023	2022	$ Change	2023	2022	$ Change
Consumables	$254.0	$242.2	$11.8	$969.1	$975.0	$(5.9)
Infusion Systems	165.1	169.0	(3.9)	629.0	617.4	11.6
Vital Care*	168.7	166.8	1.9	661.0	687.6	(26.6)
**	$587.8	$578.0	$9.8	$2,259.1	$2,280.0	$(20.9)
*Vital Care includes Pfizer contract manufacturing revenue of $12.1 million and $45.7 million for the three and twelve months ended December 31, 2023, respectively, and $13.1 million and $54.0 million for the three and twelve months ended December 31, 2022, respectively.
** Rounded totals may differ to the income statement due to the rounding of product lines.

Fiscal Year 2024 Guidance

For Fiscal Year 2024 the Company estimates GAAP net loss to be in the range of $(88) to $(71) and GAAP diluted loss per share estimated to be in the range of $(3.57) to $(2.87). For the Fiscal Year 2024, the Company expects adjusted EBITDA to be in the range of $330 million to $370 million, and adjusted diluted EPS to be in the range of $4.40 to $5.10.

Conference Call

The Company will host a conference call to discuss its fourth quarter 2023 financial results, today at 4:30 p.m. ET (1:30 p.m. PT). The call can be accessed at (833) 816-1376, conference ID 10186026. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on Event Calendar and clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.

About ICU Medical

ICU Medical (Nasdaq:ICUI) is a global leader in infusion systems, infusion consumables and high-value critical care products used in hospital, alternate site and home care settings. Our team is focused on providing quality, innovation and value to our clinical customers worldwide. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical can be found at www.icumed.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about the Company and assumptions management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, changes in product mix, increased competition from competitors, lack of growth or improving efficiencies, unexpected changes in the Company's arrangements with its largest customers, the impact from fluctuations in foreign currency exchange rates, the impact of inflation on raw materials, freight charges and labor, rising interest rates, and the Company's ability to meet expectations regarding the ongoing integration of the Smiths Medical business. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Company's most recent Annual Report on Form 10-K, as updated by the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and our subsequent filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31, 2023	December 31, 2022

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$254,222	$208,784
Short-term investment securities	501	4,224
TOTAL CASH, CASH EQUIVALENTS AND SHORT-TERM INVESTMENT SECURITIES	254,723	213,008
Accounts receivable, net of allowance for doubtful accounts	161,566	221,719
Inventories	709,360	696,009
Prepaid income taxes	21,983	15,528
Prepaid expenses and other current assets	73,640	88,932
TOTAL CURRENT ASSETS	1,221,272	1,235,196

PROPERTY, PLANT AND EQUIPMENT, net	612,909	636,113
OPERATING LEASE RIGHT-OF-USE ASSETS	69,909	74,864
LONG-TERM INVESTMENT SECURITIES	—	516
GOODWILL	1,472,446	1,449,258
INTANGIBLE ASSETS, net	870,588	982,766
DEFERRED INCOME TAXES	37,295	31,466
OTHER ASSETS	94,020	105,462
TOTAL ASSETS	$4,378,439	$4,515,641

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$150,030	$215,902
Accrued liabilities	268,215	242,769
Current portion of long-term obligations	51,000	29,688
Income tax payable	7,714	6,200
Contingent earn-out liability	4,879	—
TOTAL CURRENT LIABILITIES	481,838	494,559

CONTINGENT EARN-OUT LIABILITY	3,991	25,572
LONG-TERM OBLIGATIONS	1,577,770	1,623,675
OTHER LONG-TERM LIABILITIES	100,497	114,104
DEFERRED INCOME TAXES	55,873	126,007
INCOME TAX LIABILITY	35,060	41,796
COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value; Authorized — 500 shares; Issued and outstanding — none	—	—
Common stock, $0.10 par value; Authorized — 80,000 shares; Issued —24,144 and 23,995 shares at December 31, 2023 and December 31, 2022, respectively, and outstanding — 24,141 and 23,993 shares at December 31, 2023 and December 31, 2022, respectively	2,414	2,399
Additional paid-in capital	1,366,493	1,331,249
Treasury stock, at cost	(262)	(243)
Retained earnings	807,846	837,501
Accumulated other comprehensive loss	(53,081)	(80,978)
TOTAL STOCKHOLDERS' EQUITY	2,123,410	2,089,928
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,378,439	$4,515,641

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2023	2022	2023	2022
TOTAL REVENUES	$587,856	$578,014	$2,259,126	$2,279,997
COST OF GOODS SOLD	416,271	403,069	1,519,253	1,582,236
GROSS PROFIT	171,585	174,945	739,873	697,761
OPERATING EXPENSES:
Selling, general and administrative	154,617	142,933	606,693	608,345
Research and development	22,411	23,446	85,344	92,984
Restructuring, strategic transaction and integration	10,731	9,626	41,258	71,421
Change in fair value of contingent earn-out	(3,991)	(838)	(16,247)	(32,091)
TOTAL OPERATING EXPENSES	183,768	175,167	717,048	740,659
(LOSS) INCOME FROM OPERATIONS	(12,183)	(222)	22,825	(42,898)
INTEREST EXPENSE, net	(24,408)	(20,073)	(95,219)	(66,375)
OTHER EXPENSE, net	(90)	(1,152)	(5,905)	(5,136)
LOSS BEFORE INCOME TAXES	(36,681)	(21,447)	(78,299)	(114,409)
BENEFIT FOR INCOME TAXES	19,534	5,911	48,644	40,123
NET LOSS	$(17,147)	$(15,536)	$(29,655)	$(74,286)
NET LOSS PER SHARE
Basic	$(0.71)	$(0.65)	$(1.23)	$(3.11)
Diluted	$(0.71)	$(0.65)	$(1.23)	$(3.11)
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	24,140	23,988	24,091	23,868
Diluted	24,140	23,988	24,091	23,868

ICU MEDICAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Twelve months ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(29,655)	$(74,286)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	228,774	235,151
Amortization of inventory step-up	—	26,519
Noncash lease expense	21,910	23,651
Provision for doubtful accounts	838	1,036
Provision for warranty and returns	21,582	4,902
Stock compensation	40,563	36,025
Loss on disposal of property, plant and equipment and other assets	2,109	2,010
Disposition of certain assets	—	(374)
Bond premium amortization	17	264
Debt issuance costs amortization	6,814	6,972
Change in fair value of contingent earn-out	(16,247)	(32,091)
Usage of spare parts	17,050	11,924
Other	8,049	(103)
Changes in operating assets and liabilities, net of amounts acquired:
Accounts receivable	48,635	(19,151)
Inventories	(6,079)	(201,095)
Prepaid expenses and other current assets	11,672	22,903
Other assets	(24,695)	(21,290)
Accounts payable	(68,301)	37,472
Accrued liabilities	(14,479)	(55,834)
Income taxes, including excess tax benefits and deferred income taxes	(82,356)	(66,734)
Net cash provided by (used in) operating activities	166,201	(62,129)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(83,893)	(90,311)
Proceeds from sale of assets	1,501	989
Business acquisitions, net of cash acquired	—	(1,844,164)
Intangible asset additions	(9,777)	(9,018)
Investments in non-marketable equity investments	—	—
Purchases of investment securities	—	(3,397)
Proceeds from sale and maturities of investment securities	4,222	36,433
Net cash used in investing activities	(87,947)	(1,909,468)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt, net of lender debt issuance costs	—	1,664,362
Principal repayments of long-term debt	(29,688)	(22,375)
Payment of third-party debt issuance costs	—	(2,177)
Proceeds from exercise of stock options	4,022	8,785
Payments on finance leases	(963)	(680)
Tax withholding payments related to net share settlement of equity awards	(9,350)	(10,883)
Net cash (used in) provided by financing activities	(35,979)	1,637,032
Effect of exchange rate changes on cash	3,163	(9,478)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	45,438	(344,043)
CASH AND CASH EQUIVALENTS, beginning of period	208,784	552,827
CASH AND CASH EQUIVALENTS, end of period	$254,222	$208,784

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are material limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may not be comparable to similarly titled non-GAAP financial measures used by other companies, including peer companies. Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. We use non-GAAP financial measures in addition to and in conjunction with GAAP financial measures to analyze and assess the overall performance of our business, in making financial, operating and planning decisions, and in determining executive incentive compensation.

The non-GAAP financial measures include adjusted EBITDA, adjusted revenue, adjusted gross profit, adjusted selling, general and administrative, adjusted research and development, adjusted restructuring, strategic transaction and integration, adjusted change in fair value of contingent earn-out, adjusted (loss) income from operations, adjusted other expense, net, adjusted (loss) income before income taxes, adjusted benefit (provision) for income taxes, adjusted net (loss) income and adjusted diluted (loss) earnings per share, all of which exclude special items because they are highly variable or unusual and impact year-over-year comparisons.

For the three months ended December 31, 2023 and 2022, special items include the following:

Stock compensation expense: Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. The value of stock options is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. The value of our restricted stock awards is determined using the grant date stock price, which may not be indicative of our operational performance over the expense period. Additionally, in order to establish the fair value of performance-based stock awards, which are currently an element of our ongoing stock-based compensation, we are required to apply judgment to estimate the probability of the extent to which performance objectives will be achieved. Based on the above factors, we believe it is useful to exclude stock-based compensation in order to better understand our operating performance.

Intangible asset amortization expense: We do not acquire businesses or capitalize certain patent costs on a predictable cycle. The amount of purchase price allocated to intangible assets and the term of amortization can vary significantly and are unique to each acquisition. Capitalized patent costs can vary significantly based on our current level of development activities. We believe that excluding amortization of intangible assets provides the users of our financial statements with a consistent basis for comparison across accounting periods.

Restructuring, strategic transaction and integration: We incur restructuring and strategic transaction charges that result from events, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our ongoing business. Although these events are reflected in our GAAP financial statements, these unique transactions may limit the comparability of our ongoing operations with prior and future periods.

Change in fair value of contingent earn-out: We exclude the impact of certain amounts recorded in connection with business combinations. We exclude items that are either non-cash or not normal, recurring operating expenses due to their nature, variability of amounts, and lack of predictability as to occurrence and/or timing.

Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair market value: The inventory step-up represents the expense recognition of fair value adjustments in excess of the historical cost basis of inventory obtained through acquisition, these charges are outside of our normal operations and are excluded.

Quality system and product-related remediation: We exclude certain quality system and product-related remediation charges in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

Asset write-offs and similar charges: Occasionally, we may write-off certain assets or we may sell certain assets. We exclude the non-cash gain/loss on the write-off/sale of these assets in determining our non-GAAP financial measures as they may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

From time to time in the future, there may be other items that we may exclude if we believe that doing so is consistent with the goal of providing useful information to investors and management.

In addition to the above special items, Adjusted EBITDA additionally excludes the following items from net income:

Depreciation expense: We exclude depreciation expense in deriving adjusted EBITDA because companies utilize productive assets of different ages and the depreciable lives can vary significantly resulting in considerable variability in depreciation expense among companies.

Interest, net: We exclude interest in deriving adjusted EBITDA as interest can vary significantly among companies depending on a company's level of income generating instruments and/or level of debt.

Taxes: We exclude taxes in deriving adjusted EBITDA as taxes are deemed to be non-core to the business and may limit the comparability of our ongoing operations with prior and future periods and distort the evaluation of our normal operating performance.

We also present Free cash flow as a non-GAAP financial measure as management believes that this is an important measure for use in evaluating overall company financial performance as it measures our ability to generate additional cash flow from business operations. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance or net cash provided by (used in) operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited and does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other obligations or payments made for business acquisitions. Therefore, we believe it is important to view free cash flow as supplemental to our entire statement of cash flows.

The following tables reconcile our GAAP and non-GAAP financial measures:

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except per share data)

	Adjusted EBITDA
	Three months ended December 31,
	2023	2022
GAAP net loss	$(17,147)	$(15,536)

Non-GAAP adjustments:
Interest, net	24,408	20,073
Stock compensation expense	10,685	7,428
Depreciation and amortization expense	57,159	56,813
Restructuring, strategic transaction and integration	10,731	9,626
Change in fair value of contingent earn-out	(3,991)	(838)
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	—	3,843
Quality system and product-related charges	24,003	21,262
Asset write-offs and similar charges	(48)	(374)
Benefit for income taxes	(19,534)	(5,911)
Total non-GAAP adjustments	103,413	111,922

Adjusted EBITDA	$86,266	$96,386

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended December 31, 2023 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	Other expense, net	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$587,856	$171,585	$154,617	$22,411	$10,731	$(3,991)	$(12,183)	$(90)	$(36,681)	$19,534	$(17,147)	$(0.71)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		29%	26%	4%	2%	(1)%	(2)%	—%	(6)%	53.3%	(3)%
Contract manufacturing	(12,112)	—	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,732	(8,503)	(450)	—	—	10,685	—	10,685	(2,564)	8,121	0.33
Amortization expense	—	—	(33,255)	—	—	—	33,255	—	33,255	(8,139)	25,116	1.03
Restructuring, strategic transaction and integration	—	—	—	—	(10,731)	—	10,731	—	10,731	(2,589)	8,142	0.33
Change in fair value of contingent earn-out	—	—	—	—	—	3,991	(3,991)	—	(3,991)	—	(3,991)	(0.16)
Quality system and product-related remediation	—	24,003	—	—	—	—	24,003	—	24,003	(5,931)	18,072	0.74
Asset write-offs and similar charges	—	—	—	—	—	—	—	(48)	(48)	—	(48)	—
Adjusted (Non-GAAP)*	$575,744	$197,320	$112,859	$21,961	$—	$—	$62,500	$(138)	$37,954	$311	$38,265	$1.57
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		34%	20%	4%	—%	—%	11%	—%	7%	(0.8)%	7%
_______________________
* Amounts may not foot due to rounding.

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited)(continued)
(In thousands, except percentages and per share)

The company’s U.S. GAAP results for the three months ended December 31, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Total revenues	Gross profit	Selling, general and administrative	Research and development	Restructuring, strategic transaction and integration	Change in fair value of contingent earn-out	(Loss) income from operations	Other expense, net	(Loss) income before income taxes	Benefit (provision) for income taxes	Net (loss) income	Diluted (loss) earnings per share
Reported (GAAP)	$578,014	$174,945	$142,933	$23,446	$9,626	$(838)	$(222)	$(1,152)	$(21,447)	$5,911	$(15,536)	$(0.65)
Reported percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		30%	25%	4%	2%	—%	—%	—%	(4)%	27.6%	(3)%
Contract manufacturing	(13,127)	—	—	—	—	—	—	—	—	—	—
Stock compensation expense	—	1,702	(5,287)	(439)	—	—	7,428	—	7,428	(1,783)	5,645	0.24
Amortization expense	—	45	(30,433)	—	—	—	30,478	—	30,478	(7,193)	23,285	0.95
Restructuring, strategic transaction and integration	—	—	—	—	(9,626)	—	9,626	—	9,626	(1,887)	7,739	0.32
Change in fair value of contingent earn-out	—	—	—	—	—	838	(838)	—	(838)	—	(838)	(0.03)
Adjustment to reverse the cost recognition related to the purchase accounting write-up of inventory to fair value	—	3,843	—	—	—	—	3,843	—	3,843	(915)	2,928	0.12
Quality system and product-related remediation	—	21,262	—	—	—	—	21,262	—	21,262	(5,167)	16,095	0.67
Asset write-offs and similar charges	—	—	—	—	—	—	—	(374)	(374)	—	(374)	(0.02)
Adjusted (Non-GAAP)	$564,887	$201,797	$107,213	$23,007	$—	$—	$71,577	$(1,526)	$49,978	$(11,034)	$38,944	$1.60
Adjusted percent of total revenues (or percent of (loss) income before income taxes for benefit (provision) for income taxes)		36%	19%	4%	—%	—%	13%	—%	9%	22.1%	7%

ICU MEDICAL, INC. AND SUBSIDIARIES
Reconciliation of Net Cash Provided by (Used In) Operating Activities to Free Cash Flow (Unaudited)
(In thousands)

	Three months ended December 31		Twelve months ended December 31
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$91,269	(1,711)	$166,201	$(62,129)
Purchase of property, plant and equipment	(29,937)	(21,596)	(83,893)	(90,311)
Proceeds from sale of assets	20	56	1,501	989
Free cash flow	$61,352	$(23,251)	$83,809	$(151,451)

ICU MEDICAL, INC. AND SUBSIDIARIES
Fiscal Year 2024
Outlook (Unaudited)
(In millions, except per share data)

	Low End of Guidance	High End of Guidance
GAAP net loss	$(88)	$(71)

Non-GAAP adjustments:
Interest, net	105	105
Stock compensation expense	37	37
Depreciation and amortization expense	229	229
Restructuring, strategic transaction and integration	40	40
Quality and regulatory initiatives and remediation	45	45
Benefit for income taxes	(38)	(15)
Total non-GAAP adjustments	$418	$441

Adjusted EBITDA	$330	$370

GAAP diluted loss per share	$(3.57)	$(2.87)

Non-GAAP adjustments:
Stock compensation expense	1.50	1.50
Amortization expense	5.53	5.53
Restructuring, strategic transaction and integration	1.63	1.63
Quality and regulatory initiatives and remediation	1.83	1.83
Estimated income tax impact from adjustments	(2.52)	(2.52)
Adjusted diluted earnings per share	$4.40	$5.10

CONTACT:
ICU Medical, Inc.
Brian Bonnell, Chief Financial Officer
(949) 366-2183
ICR, Inc.
John Mills, Partner
(646) 277-1254